Exhibit 10.69

CHANGE IN TERMS AGREEMENT

Principal $10,000,000.00	Loan Date 12-22-2009	Maturity 03-05-2010	Loan No 15525078252	Call/Coll 1A2/101	Account	Officer Krugeg	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	TOWER TECH SYSTEMS INC	Lender:	GREAT WESTERN BANK
	101 S 16TH ST PO BOX 1957		Sioux Falls
	MANITOWOC, WI 54221-1957		200 E 10th Street
Sioux Falls, SD 57104

Principal Amount: $10,000,000.00	Date of Agreement: December 22, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS.  LOAN #15525078252 FROM TOWER TECH SYSTEMS INC TO GREAT WESTERN BANK DATED APRIL 28, 2009.

DESCRIPTION OF COLLATERAL.  A COLLATERAL REAL ESTATE MORTGAGE: COMMERCIAL SECURITY AGREMENT & AN ASSIGNMENT OF DEPOSIT ACCOUNT SAVINGS #1347401 FROM TOWER TECH SYSTEMS, INC TO GREAT WESTERN BANK DATED APRIL 28, 2009 AND A SUBORDINATION AGREEMENT BY AND BETWEEN GREAT WESTERN BANK AND BROADWIND ENERGY, INC DATED APRIL 27, 2009 AND COMMERCIAL GUARANTY FROM BROADWIND ENERGY, INC TO GREAT WESTERN BANK.

DESCRIPTION OF CHANGE IN TERMS.  TO EXTEND MATURITY DATE ON NOTE & LINE OF CREDIT TO MARCH 5, 2010. INTEREST RATE TO REMAIN AT 7.50%. THE NEXT MONTHLY INTEREST PAYMENT WILL BE DUE ON JANUARY 5, 2010 AND CONTINUE EACH MONTH THEREAFTER UNTIL MATURITY ON MARCH 5, 2010. BORROWER AGREES TO PAY INTEREST TO DATE IN THE AMOUNT OF $41,157.77: DOCUMENT REVIEW OF $834.75 (CUTLER & DONAHOE) AND A DOCUMENTATION FEE OF $250.00 TO GREAT WESTERN BANK UPON EXECUTION OF THIS CHANGE IN TERMS AGREEMENT.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, than all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:		LENDER:

TOWER TECH SYSTEMS INC		GREAT WESTERN BANK

By:	/s/ Michael L Salutz	By:	/s/ Gerald Kruger
	Authorized Signer for TOWER TECH SYSTEMS INC		Gerald Kruger, SVP